Exhibit 23(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-98239) and Form S-8 (File Nos. 033-47073, 033-60056, 333-06061, 333-27561, 333-72715, 333-76697, 333-104490 and 333-124503) of The Scotts Miracle-Gro Company of our reports dated November 22, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K for the year ending September 30, 2005.
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
December 14, 2005